UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 8, 2021
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03. Material Modification to Rights of Security Holders.

On July 30, 2020 and April 29, 2021, the Board of Directors of the Federal Home Loan Bank of Atlanta (the “Bank”) adopted certain amendments to the Bank’s Capital Plan, subject to approval by the Federal Housing Finance Agency (“Finance Agency”). The Finance Agency approved the amendments to the Bank’s Capital Plan on October 8, 2021. The effective date of these amendments are described below.

The Bank’s Capital Plan was amended to add an activity-based investment requirement for letters of credit. Under the amended Capital Plan, members will be required to maintain an investment in Class B3 Capital Stock in an amount not less than 0.10 percent of members’ outstanding letters of credit nor more than 2.0 percent of members’ outstanding letters of credit, as specified from time to time by the Bank’s Board of Directors. The specific amount of the letters of credit stock requirement, as well as its effective date, will be specified in a notice to members. The effective date will be no later than March 31, 2022, unless a later date is approved by the Finance Agency.

The Bank’s board of directors, in its sole discretion, may declare and direct the Bank to pay dividends on the Class B stock. All outstanding shares of Class B stock participate in any dividend without preference and without distinction between subclasses.

In addition, the Bank’s Capital Plan was amended to adjust the authorized ranges for the membership and activity based stock requirements, as set forth in the following table.

	Previous Range	Adjusted Range
Membership Stock Requirement Range	0.05%-0.40% of the member’s total assets	0.01%-0.40% of the member’s total assets
Membership Stock Requirement Cap Range	$15 million-$35 million	$1 million - $35 million
Advances Activity-Based Stock Requirement Range	3.50%-6.00% of the member’s outstanding advances	2.00%-6.00% of the member’s outstanding advances

Other non-substantive changes were made to the Capital Plan to address items that were outdated or no longer necessary.

The foregoing description of the amendments to the Bank’s Capital Plan is qualified in its entirety by reference to the Capital Plan, as amended, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

4.1 Capital Plan of the Federal Home Loan Bank of Atlanta, as amended October 8, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: October 15, 2021	By: /s/ Haig H. Kazazian III
By: Haig H. Kazazian III
Senior Vice President
and Chief Financial Officer